                     Lyle B. Stewart, Esq., General Counsel
                              Medix Resources, Inc.
                       7100 E. Belleview Avenue, Suite 301
                        Greenwood Village, Colorado 80111
                             Telephone: 303-267-0920
                                Fax: 303-267-0922

United States Securities and Exchange Commission               March 27, 2001
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20459

Re:  Medix Resources, Inc.
         Form S-2, File Number 333-65121

Dear Madams and Sirs:

On behalf of my client,  Medix Resources,  Inc. ("Medix"),  and pursuant to Rule
101(a)(2)(i)  under  Regulation  S-T  promulgated  by the  U.S.  Securities  and
Exchange  Commission (the "Commission"),  we are filing herewith  Post-Effective
Amendment No. 1 to the Registration Statement on Form S-2 referenced above. This
Post-Effective  Amendment  is being  filed  pursuant to the  undertaking  of the
Registrant  contained  in  Item  17 of  Part  II of the  Registration  Statement
entitled  "Undertakings," to remove 167,989 unsold shares from registration with the Commission.

If you have any  questions  with respect to this filing or if comments are to be made  regarding the enclosed  material,  please  contact the  undersigned at the telephone number above.

                                                Very truly yours,
                                                /s/ Lyle B. Stewart

As filed with the U. S. Securities and Exchange Commission on March 27, 2001
Registration No. 333-65121
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-2/A

                         POST-EFFECTIVE AMENDMENT No. 1
                                       to
                                    Form S-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          -----------------------------

                              Medix Resources, Inc.
             (Exact name of registrant as specified in its charter)

               Colorado                                 84-1123311
  (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                   Identification No.)

                         305 Madison Avenue, 20th Floor
                            New York, New York 10165
                                 (212) 697-2509
               (Address, including Zip Code, and Telephone Number,
      including Area Code, of the Registrant's Principal Executive Offices)

                              Lyle B. Stewart, Esq.
                                 General Counsel
                              Medix Resources, Inc.
                       7100 E. Belleview Avenue, Suite 301
                           Greenwood Village, CO 80111
                                 (303) 741-2045
           (Name, Address and Telephone Number, of Agent for Service)

                         ------------------------------

                          DEREGISTRATION OF SECURITIES

A Registration Statement on Form S-2 (Reg. No. 333-65121),  was originally filed with the U. S. Securities and Exchange  Commission (the "Commission") on October
1, 1998 by the Registrant (the "Registration  Statement"),  and, as amended, was declared  effective on November 17, 1998.  The offering of securities by certain selling shareholders named in the Registration Statement has been terminated.

The total number of shares of the Registrant's common stock registered under the
Registration Statement was 8,154,169. The total number of shares of common stock sold  pursuant  to  the  Registration  Statement  was  7,986,483,  with  167,686 registered  shares of common stock  remaining  unsold at the  termination of the offering.

Pursuant to the  undertaking of the Registrant  contained in the section in Part
II of the Registration Statement entitled  "Undertakings," the Registrant hereby requests that the 167,686 unsold shares be removed from registration by means of this Post-Effective Amendment No. 1.

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the Registrant has  duly  caused  this  Post-Effective  Amendment  No.  1 to this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in New York, New York on March 20, 2001.

                                                    MEDIX RESOURCES, INC.

                                                      By  /s/John R. Prufeta
                                                             John R. Prufeta,
                                                             President and CEO

Pursuant to the requirements of the Securities Act of 1933, this  Post-Effective
Amendment  No. 1 to this  Registration  Statement  has been signed  below by the following persons in the capacities and on the dates indicated.

      Signature                            Title                      Date
----------------------         ------------------------------   ----------------

/s/John R. Prufeta             President, Chief Executive
   John R. Prufeta             Officer and Director
                               (Principal Executive
                               Officer)                                March 20, 2001

/s/Gary L. Smith               Executive Vice President
      Gary L. Smith            and Chief Financial
                               Officer (Principal
                               Financial and Accounting
                               Officer)                                March 20, 2001

/s/John T. Lane                Director                         March 20, 2001
   John T. Lane

/s/David B. Skinner            Director                         March 19, 2001
   Dr. David B. Skinner

/s/Joan E. Herman              Director                         March 19, 2001
   Joan E. Herman

/s/Samuel  H. Havens           Director                         March 19, 2001
   Samuel H. Havens